UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On October 22, 2009, Congoleum Corporation ("Congoleum"), a majority-owned subsidiary of American Biltrite Inc. ("American Biltrite"), together with the official asbestos claimants' committee and the official committee of bondholders, jointly filed a revised plan of reorganization (the "Second Amended Joint Plan") and a related proposed disclosure statement (the "Disclosure Statement") in Congoleum's chapter 11 case with the United States District Court for the District of New Jersey (the "District Court").  The District Court has scheduled a hearing for November 19, 2009, to consider the adequacy of the Disclosure Statement for the Second Amended Joint Plan.

If the District Court confirms the Second Amended Joint Plan and that plan becomes effective, the Second Amended Joint Plan would permit Congoleum to exit its chapter 11 case free of liability for existing and future asbestos claims as provided in the Second Amended Joint Plan.  Under the proposed terms of the Second Amended Joint Plan, it is contemplated that a trust would be created on or after the date the District Court confirms the Second Amended Joint Plan and by the effective date of the Second Amended Joint Plan (the "Plan Trust"), which trust would assume the liability for Congoleum's current and future asbestos claims.  The Plan Trust would receive the proceeds of various settlements Congoleum has reached with a number of insurance carriers and would be assigned Congoleum's rights under its remaining insurance policies covering asbestos product liability.  That trust also would receive 50.1% of the newly issued common stock of reorganized Congoleum on the effective date of the Second Amended Joint Plan.

Under the proposed terms of the Second Amended Joint Plan, existing shares of Class A and Class B common stock of Congoleum would be cancelled and holders of those shares, including American Biltrite, would not receive anything on account of their cancelled shares.

The Second Amended Joint Plan would govern an intercompany settlement and ongoing intercompany arrangements among American Biltrite and its subsidiaries and reorganized Congoleum.  The Amended Joint Plan provides that the final terms of the intercompany arrangements among American Biltrite and its subsidiaries and reorganized Congoleum would be memorialized in a new agreement to be entered into by reorganized Congoleum and American Biltrite in form and substance mutually agreeable to the official committee of bondholders, the official asbestos claimants' committee and American Biltrite.  The existing intercompany arrangements providing for management services by American Biltrite to reorganized Congoleum and other business relationships expire on the earlier of (a) the effective date of a plan of reorganization for Congoleum, following a final order of confirmation, or (b) March 31, 2010, unless renewed.  Although there can be no assurances, American Biltrite currently expects that the terms of any new intercompany agreement would be substantially similar to the form of that agreement that was included in previous proposed plans of reorganization for Congoleum and would provide for the provision of management services by American Biltrite to reorganized Congoleum and other business relationships substantially consistent with their traditional relationships.

The prior form of new intercompany agreement contemplated the agreement becoming effective on the date the plan became effective and having a term of two years.  In addition, consistent with the terms of previous plans of reorganization proposed for Congoleum, under the terms of the Second Amended Joint Plan, American Biltrite's rights and claims to indemnification from Congoleum under the existing joint venture agreement between American Biltrite and Congoleum that relate to American Biltrite's contribution to Congoleum in 1993 of American Biltrite's tile division, and the joint venture agreement itself, would be deemed rejected and disallowed upon the effective date of the Second Amended Joint Plan, and therefore eliminated.  The Second Amended Joint Plan's rejection and disallowance of the joint venture agreement and American Biltrite's claims thereunder would include any unfunded indemnification claims American Biltrite may have had prepetition and during the pendency of Congoleum's chapter 11 case as well as any such claims American Biltrite might otherwise be entitled to assert after the Second Amended Joint Plan becomes effective.

Holders of Congoleum's $100 million in 8.625% Senior Notes due in August 2008 would receive on a pro rata basis $33 million in new 9% senior secured notes (the "New Senior Notes") maturing December 31, 2017.  The Second Amended Joint Plan provides that the indenture to govern the New Senior Notes will provide for possible additional issuances of New Senior Notes by reorganized Congoleum (the "Additional Notes") with the amount of Additional Notes to be issued being determined as of the end of reorganized Congoleum's fiscal year ending December 31, 2011, and on an annual basis at the end of each of the succeeding five years, and based on prescribed financial measurements relating to reorganized Congoleum's financial results for those years.  In no event would the cumulative amount of Additional Notes issued exceed $37 million.  The New Senior Notes would be subordinated to the liens or security interests granted by reorganized Congoleum under the working capital facility contemplated by the Second Amended Joint Plan to be provided to Congoleum on the effective date of the Second Amended Joint Plan.  In addition, holders of the $100 million in 8.625% Senior Notes due in August 2008 would receive 49.9% of the common stock of reorganized Congoleum.  Congoleum's obligations for the $100 million in 8.625% Senior Notes due in August 2008, including accrued pre-petition interest (which amounted to $3.6 million), would be satisfied by the New Senior Notes and 49.9% of the common stock of reorganized Congoleum to be issued if the Second Amended Joint Plan becomes effective.

Copies of the Second Amended Joint Plan and the Disclosure Statement are attached hereto as Exhibits 99.1 and 99.2, respectively, and the Second Amended Joint Plan and the Disclosure Statement are incorporated by reference herein.

On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.  On August 17, 2009, the District Court withdrew Congoleum's chapter 11 case from the Bankruptcy Court and assumed authority over the proceedings.

Warning About Forward-Looking Statements and Certain Risks

Some of the information presented in this Current Report on Form 8-K constitutes "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions.  These forward-looking statements are based on American Biltrite's expectations, and American Biltrite's understanding of Congoleum's expectations, as of the date of this report, of future events, and American Biltrite undertakes no obligation to update any of these forward-looking statements except as required by the federal securities laws. Although American Biltrite believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations.  Any or all of these statements may turn out to be incorrect.  Readers are cautioned not to place undue reliance on any forward-looking statements.  Actual results could differ significantly as a result of various factors.  Any forward-looking statements made in this Current Report on Form 8-K speak only as of the date of such statement.  It is not possible to predict or identify all factors that could potentially cause actual results to differ materially from expected and historical results.  This report may imply that the Second Amended Joint Plan or other  plan of reorganization for Congoleum will be confirmed by the District Court and that the plan will become effective.  However, there can be no assurance that the Second Amended Joint or any other plan of reorganization that may be submitted to the District Court will receive the acceptances necessary for confirmation, that the conditions to any such plan will be satisfied or waived, that such plan will timely receive necessary court approvals, that such plan will be confirmed, that such plan, if confirmed, will become effective, or that Congoleum will have sufficient funds to pay for completion of legal proceedings with respect to its chapter 11 case, including continued litigation over any plan of reorganization and the state court insurance coverage litigation that Congoleum has been involved in with certain of its insurers.

This report states that American Biltrite currently expects that the terms of any new intercompany agreement between it and reorganized Congoleum governing the ongoing intercompany arrangements among American Biltrite and its subsidiaries and reorganized Congoleum would be substantially similar to the form of that agreement that was included in previous proposed plans of reorganization for Congoleum and would provide for the provision of management services by American Biltrite to reorganized Congoleum and other business relationships substantially consistent with their traditional relationships.  However, there can be no assurance that American Biltrite, Congoleum and other applicable Congoleum constituencies will be able to reach agreement on the terms of any management services proposed to be provided by American Biltrite to reorganized Congoleum or any other proposed business relationships among American Biltrite and its affiliates and reorganized Congoleum.  Any plan of reorganization for Congoleum that may be confirmed by the District Court and become effective may have terms that differ significantly from the terms included in or contemplated by the Second Amended Joint Plan or otherwise described in this report, including with respect to any management services that may be provided by American Biltrite to reorganized Congoleum and American Biltrite's claims and interests and other business relationships with reorganized Congoleum.

In addition, in view of American Biltrite's relationships with Congoleum, American Biltrite could be affected by the litigation regarding Congoleum's chapter 11 case and insurance coverage and Congoleum's negotiations regarding its pursuit of a plan or reorganization, and there can be no assurance as to what that impact might be.  In any event, the failure of Congoleum to obtain confirmation and consummation of a chapter 11 plan of reorganization would have a material adverse effect on Congoleum's business, results of operations or financial condition and could have a material adverse effect on American Biltrite's business, results of operations or financial condition.

Some additional factors that may cause actual results to differ from Congoleum's and American Biltrite's objectives for resolving asbestos liability include: (i) the future cost and timing of estimated asbestos liabilities and payments; (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims, including insurance coverage and reimbursement for asbestos claimants under any plan of reorganization for Congoleum, which certain insurers have objected to in the applicable courts adjudicating Congoleum's chapter 11 case and are litigating in New Jersey State Court; (iii) the costs relating to the execution and implementation of any plan of reorganization for Congoleum; (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge; (v) satisfaction of the conditions and obligations under American Biltrite's and Congoleum's outstanding debt instruments, and amendment or waiver of those outstanding debt instruments, as necessary, to permit Congoleum and American Biltrite to satisfy their obligations under any plan of reorganization for Congoleum; (vi) the response from time-to-time of the lenders, customers, suppliers, holders of Congoleum's senior notes and other creditors and constituencies to the chapter 11 process and related developments arising from the strategy to resolve asbestos liability; (vii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its chapter 11 case and to obtain exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms; (viii) timely obtaining sufficient creditor and court approval (including the results of any relevant appeals) of any reorganization plan for Congoleum, and the court overruling any objections to that plan that may be filed; (ix) costs of, developments in, and the outcome of insurance coverage litigation pending in New Jersey State Court involving Congoleum and certain insurers; (x) the impact any adopted federal legislation addressing asbestos claims may have on American Biltrite's and Congoleum's businesses, results of operations or financial conditions; (xi) compliance with the United States Bankruptcy Code, including section 524(g); and (xii) the possible adoption of another party's plan of reorganization, which may prove to be unfeasible.

Other factors that could cause or contribute to actual results differing from its expectations include those factors discussed in American Biltrite's other filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and its subsequent filings.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1
Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Debtors, the Official Asbestos Claimants' Committee and the Official Committee of Bondholders for Congoleum Corporation, et al., dated as of October 22, 2009.

99.2
Proposed Disclosure Statement with respect to the Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Debtors, the Official Asbestos Claimants' Committee and the Official Committee of Bondholders for Congoleum Corporation, et al., dated as of October 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2009	AMERICAN BILTRITE INC.

	By:	/s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Debtors, the Official Asbestos Claimants' Committee and the Official Committee of Bondholders for Congoleum Corporation, et al., dated as of October 22, 2009.

99.2
Proposed Disclosure Statement with respect to the Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of the Debtors, the Official Asbestos Claimants' Committee and the Official Committee of Bondholders for Congoleum Corporation, et al., dated as of October 22, 2009.